UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIPELLA PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2388040
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-266397

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

Lipella Pharmaceuticals Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share (the “Common Stock”), registered hereunder, contained under the heading “Description of Our Securities” in the prospectus forming a part of the Registration Statement on Form S-1 (Registration No. 333-266397), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 29, 2022, as amended by Amendment No. 1 to the Registration Statement, filed with the SEC on October 24, 2022, Amendment No. 2 to the Registration Statement, filed with the SEC on November 28, 2022, Amendment No. 3 to the Registration Statement, filed with the SEC on December 8, 2022, Amendment No. 4 to the Registration Statement, filed with the SEC on December 13, 2022, Amendment No. 5 to the Registration Statement, filed with the SEC on December 15, 2022, and as subsequently amended from time to time (the “Registration Statement”). In addition, any description of the Common Stock contained in any prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 19, 2022	LIPELLA PHARMACEUTICALS INC.

	By:	/s/ Jonathan Kaufman
	Name:	Jonathan Kaufman
	Title:	Chief Executive Officer